UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 14, 2009

CONSTANT ENVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

NEVADA

333-140236

(State or other

                                                                                                                              (Commission File Number)                                                                                  (IRS Employer ID No.)

jurisdiction of Incorporation)

1310 Contour Drive

Mississauga, Ontario, Canada, L5H 1B2

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 14, 2009, Constant Environment, Inc. entered into an exclusive license agreement with Versitech Limited ~~.~~ to design, manufacture and market the battery technology under United State Patent Grant No. 7,344,801 Terms of the license are royalties of 3% on net sales on the licensed products by the licensee and affiliates of licensed products and 25% of all sublicense income received by the licensee or any of its affiliates. The agreement is effective December 14, 2009.

The technology was development in the laboratories of the University of Hong Kong for over 10 years. The battery technology is based on the completely new and innovative concept of using high voltage dual electrolytes (HVDE) to obtain higher potential voltages and power.

The agreement is attached as an exhibit and should be referred to for a complete description of the agreement.

Exhibits

10.       License Agreement

99.1    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Constant Environment, Inc.

                                    By: /s/ Jeff Mak

                                Jeff Mak,

President and CEO

Dated: December 14, 2009